SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 12, 2003

                                 GOAMERICA, INC.

               (Exact Name of Registrant as Specified in Charter)


          Delaware                      0-29359                 22-3693371
----------------------------     ----------------------     --------------------
(State or Other Jurisdiction    (Commission File Number)    (IRS Employer
            of Incorporation)                                Identification No.)



     433 HACKENSACK AVENUE, HACKENSACK NJ                          07601
     ------------------------------------                          -----
   (Address of principal executive offices)                     (Zip Code)


        Registrant's telephone number, including area code (201) 996-1717

ITEM 5. OTHER EVENTS

GoAmerica, Inc. (the "Company") recently received from the Nasdaq Listing Qualifications Panel a letter confirming that the Company's temporary exception to the $1.00 minimum closing bid price per share requirement for continued listing on The Nasdaq SmallCap Market (as required by Nasdaq's Marketplace Rule 4310(c)(4)) was extended through at least January 30, 2004. The Nasdaq Listings Qualifications Panel provided such additional time for compliance by GoAmerica with Marketplace Rule 4310(c)(4) because GoAmerica remains in compliance with all other Nasdaq listing requirements, and to allow for further developments in the Securities and Exchange Commission's rule-making process with respect to Nasdaq's proposal to change its minimum bid price rules. Nasdaq recently proposed certain modifications to its minimum bid price requirements, which modifications if adopted would provide GoAmerica with additional time to comply with the minimum bid price requirement.

On December 19, 2003, the Company announced that it had executed definitive agreements with multiple investors providing for the investors to purchase 96,666,666 shares of the Company's Common Stock, par value $.01 (the "Common Stock"), for an aggregate purchase price of $14.5 million in a private placement offering (the "Financing"). The proposed Financing, which is subject to standard conditions, has been approved by the Company's Board of Directors and is being presented to GoAmerica's stockholders for approval at a special stockholder meeting that is currently anticipated to be held in late January 2004.

As part of the Financing, on December 19, 2003, GoAmerica received an approximately $1 million secured bridge loan from the investors, which loan is not dependent on stockholder approval, pursuant to 10% Senior Secured Convertible Promissory Notes (the "Notes") and certain warrants. The Notes were purchased by the investors at their par value in proportional amounts to their aggregate investment commitments in the Financing. The principal on the Notes and accrued interest are due and payable on March 18, 2004, subject to extension for up to another 30 days upon the consent of the Company and the holders of a majority-in-interest of the Notes. Upon closing of the Financing after stockholder approval, the Notes and all accrued interest will automatically convert into Common Stock at a price of $0.15 per share. Payment of the Notes' principal and interest is secured by a pledge of the stock of the Company's wholly owned subsidiary, Wynd Communications Corporation ("Wynd Communications").

The Company issued press releases on December 19, 2003 with respect to the Financing and the Company's plans for a strategic refocusing based upon consummation of the Financing. Additionally, Wynd Communications issued a press release on December 19, 2003 announcing certain customer service improvement plans, including 24 hours a day, 7 days a week service through its new outsourcing relationship with Communication Services for the Deaf, Inc.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

99.1  GoAmerica,  Inc.  Press Release  regarding  financing,  dated December 19,
      2003.

99.2  GoAmerica,  Inc.  Press Release  regarding  strategy,  dated December 19,
      2007.

99.3 Wynd Communications Corporation Press Release regarding customer service, dated December 19, 2003.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GOAMERICA, INC.





                              By: /s/ Daniel R. Luis
                                 ----------------------------
                                      Daniel R. Luis
                                      Chief Executive Officer



Dated: December 22, 2003


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






                                  EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION

99.1  GoAmerica,  Inc.  Press Release  regarding  financing,  dated December 19,
      2003.

99.2  GoAmerica,  Inc.  Press Release  regarding  strategy,  dated December 19,
      2007.

99.3 Wynd Communications Corporation press release regarding customer service, dated December 19, 2003.


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